UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) (c) Appointment of Thomas McHugh as Interim Chief Financial Officer; Replacement of Ronald J. Kanterman as Chief Financial Officer
On September 2, 2009, Thomas McHugh, the Vice President of Finance and Corporate Controller of K-V Pharmaceutical Company (the “Company”), was named Interim Chief Financial Officer of the Company. Mr. McHugh replaces Ronald J. Kanterman, who ceased serving as the Chief Financial Officer of the Company as of such date. Mr. Kanterman continues to serve as a member of the Board of Directors of the Company.
Mr. McHugh, age 44, has served with the Company as the Vice President of Finance and Corporate Controller since January 2009. Prior to joining the Company, Mr. McHugh served as a Managing Director and Global Controller at BearingPoint, Inc. from December 2005 to November 2008. Previously, he was the Chief Financial Officer at Huttig Building Products, Inc., where he was employed from May 2000 to June 2005.
The Company has initiated a search for a Chief Financial Officer and has formed a committee for that purpose. David A. Van Vliet, Interim President and Chief Executive Officer of the Company, and certain members of the Board of Directors comprise the committee.
A copy of the press release issued by the Company on September 4, 2009, announcing the appointment of Mr. McHugh as Interim Chief Financial Officer is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed pursuant to Item 5.02:

Exhibit No.	Description
99.1	Press Release, dated September 4, 2009 *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer
Date: September 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 4, 2009 *

*	Filed herewith